Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 11, 2006 in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-137605) and related Preliminary Prospectus of Education Management LLC for the registration of $375,000,000 of 8 3/4% Senior Notes due 2014 and $385,000,000 of 10 1/4% Senior Subordinated Notes due 2016.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

November 22, 2006